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                                                                   EXHIBIT 10.10


                           EMPLOYEE CONFIDENTIALITY
                            AND INVENTIONS AGREEMENT

          The following confirms an agreement between me and Carbite, Inc. a ______________ corporation (the "Company"), which is a material part of the consideration for my employment by the Company:

     1. I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited
                         ----------- -----------
to, information about trade secrets, computer programs, designs, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, information about customers and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

     2    I understand that the Company possesses or will possess "Company
Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items
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that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. "Company Materials" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

     3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

                                     -A1-
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               a.   All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights (collectively "Rights") in connection therewith will be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company except as may be necessary and appropriate in the ordinary course of performing my duties to the Company. Nothing contained herein will prohibit an employee from disclosing to anyone the amount of his or her wages.

               b. All Company Materials will be the sole property of the Company. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

               c. I will promptly disclose in writing to my immediate supervisor, with a copy to the President of the Company, or to any persons designated by the Company, all "Inventions," which includes all
                                        -----------
improvements, inventions, designs, formulas, works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by me, either alone or jointly with others, during the term of my employment. I will also disclose to the President of the Company all things that would be Inventions if made during the term of my employment, conceived, reduced to practice, or developed by me within six months of the termination of my employment with the Company. Such disclosures will be received by the Company in confidence (to the extent they are not assigned in (d) below) and do not extend the assignment made in Section
                                                                        -------
3(d) below. I will not disclose Inventions to any person outside the Company
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unless I am requested to do so by management personnel of the Company.

               d.   I agree that all Inventions which I make,
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conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment will be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached, and I hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement will extend to inventions, the assignment of which is prohibited by Labor Code Section 2810 (attached Exhibit A). The Company will be the sole owner of all Rights in
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connection therewith.

               e. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense,
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in obtaining, maintaining, defending and enforcing Rights with respect to such
Inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

               f. Any assignment of copyright pursuant to this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

               g.   I have attached as Exhibit B to this Agreement a complete
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list of all existing Inventions or improvements to which I claim ownership as of the date of this Agreement and that I desire to specifically clarity are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions and improvements at the time of signing this Agreement
_______ [INITIAL HERE]

               h. During the term of my employment and for one year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation will not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

               i. I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph will apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company.

               j. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

          4. I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause.
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          5.   I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, arid that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

          6.   I agree that my obligations under sections 3(a) through 3(f) and
                                                 -------- ---
section 3(h) of this Agreement will continue in effect after termination of my
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employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that I will notify any future client, employer or potential employer or client of my obligations under this Agreement, and I agree that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

          7. I agree that any dispute in the meaning, effect or validity of this Agreement will be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof to this Agreement. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) will be limited or excluded from this Agreement to the minimum extent required so that this Agreement will otherwise remain in full force and effect and enforceable in accordance with its terms.

          8. This Agreement will be effective as of the date I execute this Agreement and will be binding upon me, my heirs, executors, assigns, and administrators and will inure to the benefit of the Company, its subsidiaries, successors and assigns.

          9. This Agreement can only be modified by a subsequent written agreement executed by the President of the Company.



Employees Signature         Date